CASINO MAGIC OF LOUISIANA, CORP.
                $115,000,000 13% First Mortgage Notes due 2003
                           With Contingent Interest
                             PURCHASE AGREEMENT


                               August 16, 1996



                     WASSERSTEIN PERELLA SECURITIES, INC.
                          JEFFERIES & COMPANY, INC.
                 DEUTSCHE MORGAN GRENFELL/C.J. LAWRENCE INC.
 c/o     Wasserstein Perella Securities, Inc. 1999 Avenue of the Stars, Suite
                      2950 Los Angeles, California 90067



Ladies  and  Gentlemen:

     Casino Magic of Louisiana, Corp., a Louisiana corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Wasserstein Perella Securities, Inc., Jefferies & Company, Inc. and Deutsche Morgan Grenfell/C. J. Lawrence Inc. (each, individually, an "Initial Purchaser" and collectively, the "Initial Purchasers") an aggregate principal amount of $115,000,000 of its 13 % Series A First Mortgage Notes due 2003 With Contingent Interest (the "Series A Notes").

     The Series A Notes and the Series B Notes (as defined below) (the Series A Notes and the Series B Notes being collectively referred to herein as the "Notes") will be issued pursuant to an Indenture (the "Indenture") to be dated as of the Closing Date (as defined below) among the Company, Jefferson Casino Corporation (the "Guarantor") and First Union Bank of Connecticut, as trustee
(the  "Trustee").    The  Notes  will  be  unconditionally guaranteed by the
Guarantor on a senior secured basis pursuant to the terms of the Indenture (the "Guarantee"). The obligations under the Notes and the Guarantees will be secured by security interests in or pledges of (the "Security Interests") certain assets (the "Collateral") as set forth in the Offering Memorandum (as defined below). As used herein, the term "Notes" shall include the Guarantees whenever the context permits.

1.          Issuance  of  Securities

The Company proposes to issue and sell to the Initial Purchasers an aggregate of $115,000,000 principal amount of Series A Notes pursuant to the Indenture. The Series A Notes will be offered and sold to the Initial Purchasers pursuant to an exemption or exemptions from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"). The Company has prepared a preliminary offering memorandum dated August 2, 1996 (the "Preliminary Offering Memorandum") and a final offering memorandum dated the date hereof (the "Offering Memorandum") relating to the Company, the Guarantor, the Series A Notes and the Guarantee.

     The Initial Purchasers have advised the Company and the Guarantor that the Initial Purchasers will make offers (the "exempt Resales") of the Series
A Notes on the terms set forth in the Offering Memorandum, as amended or supplemented, solely to persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers, " as defined in Rule 144A under the Securities Act ("QIBs"), and to a limited number of other "accredited investors," as defined in Rule 501(a) under Regulation D of the Securities Act that execute Annex A to the Offering Memorandum (each, an "Accredited Investor"). The QlBs and the Accredited Investors are referred to herein as
the  "Eligible  Purchasers.    "

     Holders (including subsequent transferees) of the Series A Notes will be entitled to certain registration rights provided under a registration rights agreement (the "Registration Rights Agreement")to be dated as of the Closing Date among the Company, the Guarantor and the Initial Purchasers, in substantially the form of Exhibit A hereto. Pursuant to the Registration Rights Agreement, the Company and the Guarantor will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") relating to the 13% Series B First Mortgage Notes due 2003 With Contingent Interest (the "Series B Notes") to be offered in exchange for the Series A Notes (the "Exchange Offer") and (ii) under certain circumstances set forth in the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") relating to the resale by certain holders of the Series A Notes, and to use its best efforts to cause such registration statements to be declared effective and consummate the Exchange Offer. The Notes are or will be secured obligations and the Company and the Guarantor will enter into security agreements, mortgages, pledge agreements, a disbursement agreement, environmental indemnifications and certain other collateral assignment agreements (collectively, the "Collateral Documents") dated as of the Closing Date in favor of the Trustee that will provide for the grant of Security Interests in the Collateral to the Trustee for the benefit of the holders of the Notes. The Security Interests will secure the payment and performance when due of all the respective obligations of the Company and the Guarantor under the Indenture, the Notes and the Collateral Documents. This Agreement, the Notes, the Indenture, the Registration Rights Agreement, the Guarantee and the Collateral Documents are hereinafter referred to collectively as the "Transaction Documents."

2.          REPRESENTATIONS  AND WARRANTIES OF THE COMPANY AND THE GUARANTOR

The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, the Initial Purchasers that as of the date hereof (except as otherwise expressly provided):

     a. The Preliminary Offering Memorandum as of its date does not, and the Offering Memorandum as of its date and the date hereof does not and as of the Closing Date will not, and any supplement or amendment thereto will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (a) with respect to any information contained in or omitted from the Preliminary Offering Memorandum and the Offering Memorandum (or any amendment thereof or supplement thereto) made in reliance upon and in conformity with information relating to the Initial Purchasers (as set forth in Section 8(b) hereof) furnished in writing to the Company by the Initial

Purchasers expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act, has been issued and no proceeding for that purpose has been commenced or is pending or, to the knowledge of the Company and the Guarantor, is contemplated.

     b. Arthur Andersen LLP are independent public accountants with respect to the Company and the Guarantor as required by the Securities Act and the rules and regulations thereunder. Except as set forth in the Offering Memorandum, the historical consolidated financial statements of the Company and the Guarantor, together with the notes thereto, forming part of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendment or supplement thereto) comply as to form with the requirements applicable to financial statements required to be included in registration statements on Form S-1 under the Securities Act and present fairly the financial position and cash flows of the Company and the Guarantor at the date and for the period indicated. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period presented except as stated therein. Except as set forth in the Offering Memorandum, the financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with the relevant financial statements, historical and pro forma, and the books and records of the Company and the Guarantor, as applicable. The forward-looking statements contained in the Offering Memorandum are based upon good faith estimates and assumptions believed by the Company and the Guarantor to be reasonable at the time made.

     c. Subsequent to the respective dates as of which information is given in the Offering Memorandum, except as set forth therein, (i) there has not been, singly or in the aggregate, any material adverse change or development which might reasonably be expected to result in any material adverse change in the business, properties, operations, condition (financial or other) or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, (ii) neither the Company nor the Guarantor has incurred or undertaken any liabilities or obligations, direct or contingent, which are material, individually or in the aggregate, to the Company or the Guarantor, as the case may be, nor entered into any transaction not in the ordinary course of business and (iii) there has not been any material change in the Company's or the Guarantor's capital stock or any material increase in long-term or short-term indebtedness of the Company or the Guarantor or any dividend or distribution of any kind declared, paid or made by the Company or the Guarantor on any class of its capital stock (any such event referred to in clauses (i), (ii) or (iii), a "Material Adverse Change").

     d. Each of the Company and the Guarantor has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including without limitation, the corporate power and authority to issue, sell and deliver the Notes and the Guarantee.

     e. None of (i) the execution, delivery, and performance of this Agreement and each of the other Transaction Documents by the Company and the Guarantor, to the extent it is a party thereto, (ii) the issuance, sale or delivery of the Notes and the Guarantee, or (iii) the consummation of the transactions contemplated hereby and thereby will (A) conflict with or result in a breach of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or, except as provided in the Collateral Documents, result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Guarantor pursuant to, any agreement, indenture, note, instrument, franchise, license or permit to which the Company, the Guarantor or Casino Magic Corp. ("Casino Magic") is a party or by which their respective properties or assets may be bound or (B) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body applicable to the Company, the Guarantor or Casino Magic or any of their respective properties or assets. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the Guarantor, to the extent it is a party thereto, and the consummation of the transactions contemplated hereby and thereby, as described in the Offering Memorandum, do not and will not violate or conflict with any provision of the charter or bylaws, as amended or restated, of the Company or the Guarantor as currently in effect. No consent, waiver, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body, or any other person, is required for the execution, delivery and performance of this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby and thereby, including the issuance, sale and delivery of the Notes (including the Guarantee) to be issued, sold and delivered by the Company and the Guarantor hereunder except such consents, waiver, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers, or as may be required under applicable gaming laws, all of which either shall have been made and obtained on the Closing Date (and copies of which have been delivered to the Initial Purchasers) or shall have no bearing on the validity and enforceability of this Agreement, the other Transaction Documents and the Notes, except for such filings, qualifications, orders and approvals as may in the future be required under the Registration Rights Agreement.

     f. The Company had, as of June 30, 1996, an authorized and outstanding capitalization as set forth in the Offering Memorandum and the capital of the Company conforms in all material respect to the description thereof contained in the Offering Memorandum prior to and after giving pro forma effect to the consummation of the offering of the Notes and the application of the net proceeds therefrom and the related transactions on the terms described in the Offering Memorandum.

     g. Each of the Company and the Guarantor is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business makes such qualification or license necessary.

     h. Each of the Company, the Guarantor and Casino Magic has such permits, licenses, franchises, certificates, consents, orders, qualifications, approvals, registrations and authorizations ("Permits") of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals as are necessary to own, lease and operate its respective properties and to conduct its business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, except as set forth in the Offering Memorandum and except for Permits which the Company would not customarily possess at the date hereof but which will be obtained in the ordinary course as development continues of Casino Magic-Bossier City (as defined in the Offering Memorandum), and no such Permit contains, or will upon issue contain, a materially burdensome restriction not adequately disclosed in the Offering Memorandum. Except as set forth in the immediately preceding sentence, all such Permits are in full force and effect, and each of the Company, the Guarantor and Casino Magic has fulfilled and performed all of its material obligations with respect to such Permits. No event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by the issuer thereof or which results in any other material impairment of the rights of the holder of any such Permits. The Company, the Guarantor and Casino Magic have no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

     i. There is (i) no action, suit, proceeding or investigation pending or, to the best knowledge of the Company and the Guarantor, threatened to which the Company or the Guarantor is a party or to which any property of the Company or the Guarantor is subject in any court or before any governmental authority, arbitration board or tribunal, foreign or domestic, (ii) to the best knowledge of the Company and the Guarantor, no statute, rule, regulation or order that has been enacted, adopted or issued by any government agency since the date of the consolidated financial statements included in the Offering Memorandum or (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or the Guarantor, or any of their respective business, assets or property, is subject, which might in any such case reasonably be expected to have a material adverse effect on (A) the business, properties, operations, condition (financial or other) or results of operations of such person, or (B) the issuance and sale of the Notes or the Guarantee or the consummation of the transactions contemplated by this Agreement or any of the other Transaction Agreements, including without limitation the perfection or priority of any security interest in the Collateral (a "Material Adverse Effect"), and there is no such action seeking to restrain, enjoin, prevent the consummation of or otherwise challenge this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby. There is no contract or document that is material to the business of the Company or the Guarantor that would be required to be described in the Preliminary Offering Memorandum and the Offering Memorandum if the Preliminary Offering Memorandum and Offering Memorandum were Registration Statements on Form S-1 under the Act that is not so described therein.

     j. None of the Company, the Guarantor or any of their respective affiliates (i) has taken or will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of the Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, any of the Notes (including the Guarantee) or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or the Guarantor.

     k. Neither the Company nor the Guarantor is (i) an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" or a "subsidiary company" of a holding company or an "affiliate" thereof within the meaning of the Public Utility Holding Company Act of 1935, as amended, or
(iii) subject to regulation under the Federal Power Act or any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money, except as disclosed in the Offering Memorandum.

     l. Assuming (a) the accuracy of the Initial Purchasers' representations and warranties set forth in Section 3 of this Agreement and the compliance by the Initial Purchaser with the procedures set forth in
Section 4 of this Agreement and (b) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors, the offer and sale of the Series A Notes (including the Guarantee) to the Initial Purchasers as contemplated hereby and the Exempt Resales are exempt from the registration requirements of the Securities Act and the qualification requirements under the Trust Indenture Act. No form of general solicitation or general advertising was used by the Company, the Guarantor or any of their representatives (although no representation or warranty is made as to actions taken by the Initial Purchasers and their representatives) in connection with the offer and sale of any of the Series A Notes (including the Guarantee) or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company or the Guarantor within the six month period immediately prior to the date hereof.

     m. None of the Company, the Guarantor, or any of their respective affiliates (as defined in Rule 501(b) under the Securities Act) or any person authorized to act on their respective behalf (excluding the Initial Purchasers, as to which no representation is made) has sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any security (as such ten-n is defined in the Securities Act) of the Company in a manner which would require registration under the Securities Act.

     n. The Series A Notes are eligible for resale pursuant to Rule 144A under the Securities Act and, when issued, will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or quoted in a U.S. automated inter-dealer quotation system.

     o. Neither the Company nor the Guarantor has any material liabilities or obligations absolute, accrued, contingent or otherwise, ("Liabilities"), except (i) as reflected or reserved against in the consolidated balance sheet of the Company and the Guarantor as of June 30, 1996, and not heretofore discharged, (ii) as specifically disclosed or specifically contemplated in the Offering Memorandum or (iii) liabilities incurred in the ordinary course of business since June 30, 1996. Casino Magic has no material liabilities except as reflected or reserved against in the consolidated balance sheet of Casino Magic as of June 30, 1996 included in Casino Magic's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996 or incurred in the ordinary course of business since June 30, 1996.

     p. None of the Company, the Guarantor or Casino Magic is in violation of its respective charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which any of them is a party or by which any of them or any of their respective properties are bound except where such default would not, singly or in the aggregate, have a Material Adverse Effect. There does not exist any state of facts which constitutes an event of default on the part of the Company, the Guarantor or Casino Magic as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default.

     q. Each of the Company, the Guarantor and Casino Magic is in compliance, and has complied in all material respects, at all times during its existence, and all transactions involving the issuance, offer, placement and sale, pursuant to the terms of the Transaction Documents, of the Notes comply, in all material respects, with all applicable federal, state and local statutes, codes, ordinances, rules and regulations of the United States and all other countries and subdivisions thereof (the "Laws"), except where the failure to so comply would not, singly or in the aggregate, have a Material
Adverse Effect on the Company, the Guarantor or Casino Magic. None of the Company, the Guarantor or Casino
Magic has received notice within the past three (3) years of any violations of any Laws.

     r. The Company and the Guarantor are each in compliance with any and all Laws relating to the environment or health and safety, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect on the Company or the Guarantor. There exists no fact, and no event has occurred, which has or is reasonably likely to result in material liability (including, without limitation, alleged or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties) of the Company or the Guarantor arising out of, based on or resulting from the presence or release into the environment of any hazardous material (including, without limitation, any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Law) or any violation of any Law relating to the environment.

     s. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) with respect to any rights to indemnification or contribution, federal securities laws.

     t. The Series A Notes have been duly and validly authorized by the Company, the Guarantee endorsed on the Series A Notes have been duly and validly authorized by the Guarantor, and the Series A Notes (including the Guarantee endorsed thereon), when authenticated by the Trustee and issued, sold and delivered in accordance with this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute legally valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Series A Notes and the Guarantee endorsed thereon, when executed, authenticated, issued and delivered as provided in the Indenture, will conform to the description thereof contained in the Offering Memorandum.

     u. The Series B Notes have been duly and validly authorized for issuance by the Company, the Guarantee endorsed on the Series B Notes have been duly and validly authorized by the Guarantor, and the Series B Notes (including the Guarantee endorsed thereon), when authenticated by the Trustee and issued and delivered in accordance with the Exchange Offer and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with their terms and entitled to the benefits provided by the Indenture except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Series B Notes and the Guarantee endorsed thereon, when executed, authenticated, issued and delivered as provided in the Indenture and Exchange Offer will conform to the description thereof contained in the Offering Memorandum.

     v. When issued, the Notes and the Guarantee will rank pari passu in right of payment with all of the Company's and the Guarantor's other unsubordinated indebtedness, respectively.

     w. The Indenture has been duly and validly authorized by the Company and the Guarantor, and the Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, will constitute a valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Indenture, when executed and delivered by the Company, the Guarantor and the Trustee, will conform to the description thereof contained in the Offering Memorandum.

     x. The Registration Rights Agreement has been duly and validly authorized by the Company and the Guarantor, and the Registration Rights Agreement, when executed and delivered by the Company, the Guarantor and the Initial Purchasers, will constitute a legally valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally, (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law) and (iii) with respect to any rights to indemnification or contribution, federal securities laws. The Registration Rights Agreement, when executed and delivered by the Company, the Guarantor and the Initial Purchasers, will conform to the description thereof contained in the Offering Memorandum.

     y. Each of the Collateral Documents to be executed by the Company or the Guarantor (to the extent it is a party thereto) has been duly and validly authorized by the Company and the Guarantor, as the case may be, and the Collateral Documents, when executed and delivered by the Company, the Guarantor, and the other parties thereto, will constitute a legally valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor, as the case may be, except as such enforcement may be subject to or limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general principles of equity (regardless of whether such enforcement may be sought in a proceeding in equity or at law). The Collateral Documents, when executed and delivered by the parties thereto. will conform to the descriptions thereof contained in the Offering Memorandum.

z. All of the outstanding shares of capital stock in the Company and the Guarantor are duly and validly authorized and issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued and are not now in violation of or subject to any preemptive rights. Neither the Company nor the Guarantor has outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of capital stock or any such options, rights, convertible securities or obligations. The Guarantor owns 100% of the outstanding capital stock of the Company, which, upon payment of the outstanding aggregate principal amount of the Company's 11 1/2 % senior secured notes due 1999 on the Closing Date, will be free and clear of any security interest, claim, lien, encumbrance, transfer restriction or limitation on voting rights. The Company has no subsidiaries and the
Guarantor  has  no  subsidiaries  other  than  the  Company.

     aa. No preemptive rights or other rights to subscribe for or purchase securities exist with respect to the issuance and sale of the Notes by the Company pursuant to this Agreement. No security holder of the Company has any right which has not been satisfied or waived to require the Company to register the sale of any securities owned by such security holder under the Securities Act, except as contemplated by the Registration Rights Agreement.

     bb.         Each of the Company and the Guarantor has good and marketable title to all the properties and assets reflected in the financial statements in the Preliminary Offering Memorandum and the Offering Memorandum or elsewhere in the Preliminary Offering Memorandum or the Offering Memorandum as owned by it, which, upon payment of the outstanding aggregate principal amount of the Company's 11 1/2% senior secured notes due 1999 on the Closing Date, will be free and clear of all liens, except as described in the Preliminary Offering Memorandum and the Offering Memorandum. All material leases to which the Company is, or on the Closing Date will be, a party are valid and binding and in full force and effect and no default by the Company, or to the knowledge of the Company, by any other party thereto, has occurred or is continuing thereunder and the Company enjoys peaceful and undisturbed possession under all such leases as to which it is a party as lessee. Except as disclosed in the Offering Memorandum, the Company owns or leases, or has commitments for the construction of, all such properties as are necessary to its operations as contemplated in the Offering Memorandum.

     cc. The Company and the Guarantor own, possess or currently have the right to use the trademarks, service marks, trade names, patent rights, copyrights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, "Intellectual Property") presently employed by them in connection with, or necessary for the conduct of, the businesses now operated by them or to be operated by them as contemplated in the Offering Memorandum, and neither the Company nor the Guarantor has received any notice of, or is otherwise aware of, any infringement of, or conflict with, asserted rights of others with respect to the foregoing.

     dd.          Each  of  the Company and the Guarantor has timely filed all necessary federal, state and foreign income and franchise tax returns and all material taxes, including without limitation, withholding taxes, penalties and interest, assessments fees and other charges due or claimed to be due, have been paid; all such tax returns were correct and complete in all material respects when so filed; and neither the Company nor the Guarantor has any knowledge of any tax deficiency which has been asserted or threatened against the Company or the Guarantor.

     ee.          Each  of  the  Company and the Guarantor maintains insurance covering the properties, operations, personnel and business, including without limitation, comprehensive general liability, property and casualty and business interruption insurance, and builders risk coverage insurance is in effect with respect to Casino Magic-Bossier City, in each case on such terms and in the amounts as are customarily carried by similar businesses against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect on the date hereof and on the Closing Date, except for insurance which the Company would not customarily possess at the date hereof but which will be obtained in the ordinary course as development continues of Casino Magic-Bossier City.

     ff. None of the Company, the Guarantor, Casino Magic or any affiliate or representative acting on the behalf of any of them has at any time (i) made any unlawful contribution to any candidate for office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state or local governmental officer or official, or other person charged with similar public or quasi-public duties, or customers or suppliers other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     gg. No action has been taken and no law, statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Notes or the Guarantee, prevents or suspends the use of any Preliminary Offering Memorandum or the Offering Memorandum, or suspends the sale of the Notes in any jurisdiction referred to in Section 5(e) hereof; no injunction, restraining order or other order or relief of any nature by a federal or state court or other tribunal of competent jurisdiction has been issued with respect to the Company that would prevent or suspend the issuance or sale of the Notes or the use of any Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction referred to in Section 5(e) hereof; no action, suit or proceeding is pending or threatened against or affecting the Company or the Guarantor before any court or arbitrator or any governmental body, agency or official, domestic or foreign, which, if adversely determined, would materially interfere with or adversely affect the issuance of the Notes or the Guarantee or in any manner draw into question the validity of the Transaction Documents, the Notes or the Guarantee; and every request of any securities authority or agency of any jurisdiction for additional information (to be included in the Offering Memorandum or otherwise) has been complied with.

     hh.         All roads, easements and rights of way necessary for the full utilization of and access to the vessel to be operated by the Company and the conduct of its business have been completed or the necessary steps have been taken by the Company to assure the complete construction and installation thereof as contemplated in the Offering Memorandum. By the scheduled commencement date of casino operations at Casino Magic-Bossier City in September of 1996, Casino Magic-Bossier City will have unlimited access of ingress and egress to publicly dedicated streets. All utility services necessary for the operation of the business of the Company will be available at the scheduled time for commencement of operation of the vessel to be operated by the Company and, to the best knowledge of the Company, there are no conditions that would inhibit or impair any utility services necessary for the operation of the business of the Company from providing appropriate utility services to the Company and Casino Magic-Bossier City.

     ii. The Initial Purchasers have been furnished with a copy of the material plans and specifications for the construction of the improvements at Casino Magic-Bossier City and other necessary capital expenditures. Such plans and specifications are satisfactory to the Company. The anticipated cost of such improvements (including interest, legal, architectural, engineering, planning, zoning and other similar costs) does not exceed the amount set forth under the caption "Use of Proceeds" in the Offering Memorandum. The Company is not aware of any material defects in such improvements.

     jj.        Set forth on Exhibit B hereto is a description of the employee pension, welfare or benefit plans with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of
Section 407(d)(7) of ERISA is a party in interest or disqualified person. The execution and delivery of this Agreement, the other Transaction Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any non-exempt prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986. The representations made in the preceding sentence are made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Initial Purchasers as set forth in the Offering Memorandum under the caption "Notice to Investors."

     kk.          Each of the Preliminary Offering Memorandum and the Offering
Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

     ll.         Each of the Company and the Guarantor does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Immediately after the consummation of the transactions contemplated by the Transaction Documents, the fair value and present fair saleable value of the assets of each of the Company and the Guarantor will exceed the sum of its respective Liabilities and neither the Company nor the Guarantor will be, after giving effect to the execution, delivery and performance of the Transaction Documents, to the extent each is a party thereto, and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted or (ii) unable to pay its debts (contingent or otherwise) as they mature.

     mm.          Each  of the Company and the Guarantor maintains a system of internal  accounting controls sufficient to provide reasonable assurance that:
(i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     nn.          None  of  the  execution,  delivery  and performance of this
Agreement, the issuance and sale of the Notes (including the issuance of the Guarantee), the application of the proceeds from the issuance and sale of the Notes and the consummation of the transactions contemplated thereby by the Company as set forth in the Offering Memorandum, will violate Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     oo. Other than this Agreement, there are no contracts, agreements or understandings between or among the Company or the Guarantor, on the one hand, and any other person, on the other hand, that could give rise to a valid claim against the Company, the Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Notes (including the Guarantee).

     pp.          Each certificate signed by any officer of the Company or the
Guarantor and delivered to the Initial Purchasers or counsel for the Initial Purchasers on or prior to the Closing Date shall be deemed to be a representation and warranty by Company or such Guarantor to the Initial Purchasers as to the matters covered thereby.

     qq.        No statement, representation, warranty or covenant made by the
Company or the Guarantor in any of the Transaction Documents or made in any certificate or document required by this Agreement to be delivered to the Initial Purchasers was or will be, when made, inaccurate, untrue or incorrect in any material respect.

     rr. By the scheduled commencement date of casino operations at Casino Magic Bossier City in September of 1996, appropriate signage will be constructed, in accordance with all applicable governmental rules and regulations, and erected within 100 feet of the off-ramp of Traffic St. located on Interstate Highway 20, advertising Casino Magic-Bossier City. Such signage shall be of a size and type equivalent to other signage for casinos in the Bossier City/Shreveport, Louisiana area of similar size and scope as Casino Magic-Bossier City.

     ss.          The  vessel  "Mary's Prize" (the "Bossier Riverboat") is a
"Riverboat" as that term is defined in the Louisiana Riverboat Economic Development and Gaming Control Act, La. R.S. 4:504, and is otherwise fully suitable for the Company's intended purposes of utilizing the same in the Company's casino operations at Casino Magic-Bossier City, as set forth in the Offering Memorandum. The Bossier Riverboat has the specifications set forth in the Offering Memorandum. The Company has obtained or will obtain all licenses, permits, consents and approvals necessary for the relocation of the Bossier Riverboat from its present location at Morgan City, Louisiana to the intended site (including, without limitation, licenses, permits, consents and approval from, as applicable, the Louisiana Gaming Control Board, the Gaming Enforcement Division of the Louisiana State Police and the U.S. Coast Guard) so as to enable the Bossier Riverboat to be present at Casino Magic-Bossier City for the commencement of gaming operations in September of 1996, including, without limitation, licenses, permits, consents and approvals from the Louisiana Gaming Control Board, the Gaming Enforcement Division of the Louisiana State Police, the U.S. Coast Guard, Bossier Parish, the City of Bossier, Caddo Parish, the City of Shreveport and any other governmental entity which has authority over the operation or location or condition of the Bossier Riverboat, or over the conduct of gaming operations thereon.

     Each of the Company and the Guarantor acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 hereof, counsel to each of the Company and the Guarantor and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

3.          PURCHASE,  SALE  AND  DELIVERY  OF  THE  NOTES

     a. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser and each Initial Purchaser agrees to purchase, severally and not jointly, from the Company the Notes in the respective principal amounts set forth opposite their names on Schedule I hereto at a purchase price of 100% of their principal amount, plus accrued interest, if any.

     b. Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10022 at 12:00 p.m. (New York City time) on August 22, 1996 or such other time and date as shall be mutually agreed between the Company and the Initial Purchasers (such time and date of such payment and delivery being herein called the "Closing Date"). At or prior to the Closing Date, the Company shall execute and deliver for authentication one or more certificates in global or definitive form for the Notes in such denominations and registered in such names as the Initial Purchasers request upon notice to the Company at least two business days prior to the Closing Date. Against such delivery of the Notes, the Initial Purchasers shall pay or cause to be paid to the Company the purchase price for the Notes. Payment shall be made to the Company by wire transfer of immediately available funds to an account designated by the Company.

     c. Each of the Initial Purchasers hereby each represents, warrants and covenants with respect to itself to the Company and the Guarantor that:

     (i) it is either a QIB or an Accredited Investor, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes;

     (ii) it (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QlBs in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A and to a limited number of Accredited Investors that execute and deliver a letter containing certain representations and agreements in the form attached as Annex A to the Offering Memorandum;

     (iii) no form of general solicitation or general advertising has been or will be used by such Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising;

     (iv) it will otherwise act in accordance with the terms and conditions set forth in this Agreement and in the Offering Memorandum in connection with the placement of the Notes contemplated hereby; and

     (v) it understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

4.          SUBSEQUENT  OFFERS  AND  RESALES  OF  THE  NOTES

     The Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and resale by the Initial Purchasers of the Notes:

     a. In connection with the Exempt Resales, the Initial Purchasers will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to Eligible Purchasers. The Initial Purchasers (i) will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (A) QIB's who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QlBs and (B) Accredited Investors who make the representations contained in, and execute and return to such Initial Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (ii) that such QlBs and Accredited Investors will acknowledge and agree that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (A)(1) inside the United States to a person whom the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, or in a transaction meeting the requirements of Rule 144 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company or the Guarantor so requests), (2) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, (3) to the Company, or (4) pursuant to an effective registration statement under the Securities Act, and (B) in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (iii) that such QIBs and Accredited Investors will acknowledge and agree that the holder will, and each subsequent holder is required to, notify any purchaser of the security evidenced thereby of the resale restrictions set forth in (ii) above.

     b. The Series A Notes will be offered by the Initial Purchasers only by approaching prospective purchasers on an individual basis. No general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) will be used in connection with the offering of the Series A Notes.

     c. The transfer restrictions and the other provisions set forth in the Indenture, including the legend required thereby, shall apply to the Series A Notes except as otherwise agreed by the Company and the Initial
Purchasers. Following the sale of the Series A Notes by the Initial Purchasers to Eligible Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any subsequent resale or transfer of any Series A Notes.

     d. The Initial Purchasers will deliver to each purchaser of the Series A Notes from the Initial Purchasers, in connection with its original distribution of the Series A Notes, a copy of the Offering Memorandum, as amended and supplemented, if applicable, at the date of such delivery.

     e. In connection with its original distribution of the Series A Notes, the Company agrees that, prior to any offer or resale of the Series A Notes by the Initial Purchasers, the Initial Purchasers and Counsel for the Initial Purchasers shall have the right to make reasonable due diligence inquiries into the business of the Company. The Company also agrees to provide answers to questions from each prospective Eligible Purchaser concerning the Company (to the extent that such information can be made available to prospective Eligible Purchasers without unreasonable effort or expense and to the extent the provision thereof is not prohibited by applicable law) and the terms and conditions of the offering of the Series A Notes, as provided in the Offering Memorandum.

5.          COVENANTS  OF  THE  COMPANY  AND  THE  GUARANTOR

     Each of the Company and the Guarantor, jointly and severally, covenants and agrees with the Initial Purchasers as follows:

     a. To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) after it receives notice of the issuance by any state securities commission, of any stop order suspending the qualification or exemption from qualification of any Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority and (ii) during the time in which the Offering Memorandum is required to be delivered in connection with Exempt Resales, of the happening of any event that makes any statement of a material fact made in the Preliminary Offering Memorandum, as then amended or supplemented, or the Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions  to  or  changes  in  the  Preliminary  Offering Memorandum, as then amended or supplemented, or the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Each of the Company and the Guarantor shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Notes (including the Guarantee) under any state securities or Blue Sky laws and, if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any Notes under any state securities or Blue Sky laws, each of the Company and the Guarantor shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     b. To promptly deliver to the Initial Purchasers such number of copies of the Offering Memorandum and all amendments of and supplements thereto as the Initial Purchasers may reasonably request. The Company and the Guarantor consents to the use of the Preliminary Offering Memorandum up to the time at which the Offering Memorandum is available and the Offering Memorandum, and any amendments and supplements thereto, by the Initial Purchasers in connection with Exempt Resales.

     c. Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised thereof and shall have consented to or not have reasonably objected thereto in writing within a reasonable time after being furnished a copy thereof. Each of the Company and the Guarantor shall promptly prepare, upon the Initial Purchasers' request, any amendment or supplement to the Offering Memorandum that the Initial Purchasers believe reasonably necessary or advisable in connection with Exempt Resales.

     d. If, after the date hereof and prior to consummation of any Exempt Resale, any event shall occur as a result of which, in the judgment of either the Company or the Guarantor or in the reasonable judgment of counsel to the Initial Purchasers, it becomes necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or Offering Memorandum in order to make the statements therein, in the light of the circumstances existing when such Preliminary Offering Memorandum or Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Preliminary Offering Memorandum (prior to the availability of the Offering Memorandum) or Offering Memorandum to comply with applicable law,
(i) to notify the Initial Purchasers and (ii) forthwith to prepare an appropriate amendment or supplement to such Preliminary Offering Memorandum or Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that such Preliminary Offering Memorandum or Offering Memorandum will comply with applicable law.

     e. The Company and the Guarantor will endeavor in good faith, in cooperation with the Initial Purchasers, to qualify the Notes for offering and sale under the securities laws relating to the offering or sale of the Notes in such jurisdictions as the Initial Purchasers may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company and the Guarantor be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

     f. The Company will apply the proceeds from the sale of the Series A Notes as set forth under the caption "Use of Proceeds" in the Offering Memorandum, subject to such procedural modifications that are permitted under the Cash Collateral and Disbursement Agreement (as defined in the Indenture). The Company will comply with the provisions of the Collateral Documents concerning disbursement of funds.

     g. Each of the Company and the Guarantor will use its best efforts to cause the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc., relating to trading in the PORTAL market.

     h. The Company and the Guarantor will comply with all of the agreements (to the extent each of the Company and the Guarantor is a party thereto) set forth in the Registration Rights Agreement, the Indenture, the Collateral Documents and in the representation letter of the Company to The
Depository Trust Company ("DTC") relating to the approval of the Notes by DTC for "book-entry" transfer.

     i. During the period of 90 days from the date hereof, the Company will not, withoutprior written consent of the Initial Purchasers or as permitted in the Indenture, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any debt securities in any such case for cash, other than the Company's sale of Notes hereunder.

     j. None of the Company, the Guarantor, their respective affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf (other than the Initial Purchasers and their affiliates) will (i) distribute prior to the Closing Date any offering material in connection with the offering or sale of the Notes other than the Preliminary Offering Memorandum and the Offering Memorandum and any amendments and supplements to the Offering Memorandum prepared in compliance with Section 5(c) hereof or
(ii) solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

     k. None of the Company, the Guarantor or any of their respective affiliates (as defined in Rule 501(b) of the Securities Act) or any person acting on their behalf will offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) of the Company in a manner that would require the registration of the Series A Notes under the Securities Act.

     1. During the period from the Closing Date to three years after the Closing Date, the Company will not, and will not permit any of its "affiliates" (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been reacquired by them, except for Notes purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act or are exempt from such registration requirements under the Securities Act.

     m. Each of the Company and the Guarantor will, so long as the Notes are outstanding and are "restricted securities" within the meaning of Rule
144(a)(3) under the Securities Act, either (i) file reports and other information with the Commission under Section 13 or 15(d) of the Exchange Act, or (ii) in the event it is not subject to Section 13 or 15(d) of the Exchange Act, make available to holders of the Notes and prospective purchasers of the Notes designated by such holders, upon request of such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

     n. Each of the Company and the Guarantor will use its best efforts to cause the Notes to be eligible for clearance and settlement through the DTC.

     o. Each of the Notes will bear the legend contained in "Notice to Investors" in the Offering Memorandum for the time period and upon the other terms stated therein, except after such Note is resold pursuant to a registration statement effective under the Securities Act.

     p. To cause the Exchange Offer to be made in accordance with and subject to the terms set forth in the Registration Rights Agreement.

     q. Not to insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of any usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture.

     r. Not to (i) take, directly or indirectly, any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Guarantor to facilitate the sale or resale of any of the Series A Notes or (ii) sell, bid for, purchase or pay anyone other than the Initial Purchasers any compensation for soliciting purchases of, any of the Series A Notes or pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

6.          PAYMENT  OF  EXPENSES

     Whether or not the transactions contemplated in this Agreement are consummated or this Agreement becomes effective or is terminated, the Company and the Guarantor hereby agree, jointly and severally, to pay all costs, expenses, fees and taxes incident to and in connection with this Agreement and the transactions contemplated hereby and by the other Transaction Documents, including without limitation all costs, expenses, fees and taxes relating to:
(i) preparing, printing, duplicating, filing and distributing the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and any amendments or supplements thereto (including, without limitation, fees and expenses of the Company's accountants and counsel and up to $85,000 of the fees and expenses of the Initial Purchasers' Counsel), (ii) preparing, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the other Transaction Documents and all agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance, transfer and delivery of the Notes to the Initial Purchasers, including any transfer or other taxes payable thereon, (iv) the qualification of the Notes under state or foreign securities or Blue Sky laws, including the costs of printing and mailing a preliminary and final "Blue Sky Memorandum" and the fees of counsel for the Initial Purchasers and such counsel's disbursements and expenses in relation thereto, (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales, (vi) the preparation of certificates for the Notes (including, without limitation, the printing or engraving thereof), (vii) all expenses and listing fees in connection with the application for quotation of the Notes in the National Association of Securities Dealers, Inc. Automated Quotation System - PORTAL ("PORTAL"), (ix) all fees and expenses (including fees and expenses of counsel) of the Company and the Guarantor in connection with approval of the Notes by DTC for "book-entry" transfer, (x) the performance by the Company and the Guarantor of their other obligations under this Agreement and the other Transaction Documents, (xi) rating the Notes by rating agencies,
(xi) the fees and expenses of the Trustee and its counsel pursuant to the Indenture and (xii) the fees and expenses of the Disbursement Agent (as defined in the Indenture) pursuant to the Cash Collateral and Disbursement Agreement (as defined in the Indenture).

7.          CONDITIONS  OF  INITIAL  PURCHASERS'  OBLIGATIONS

     The obligations of the Initial Purchasers to purchase and pay for the Notes as provided herein, shall be subject to the accuracy of the representations and warranties of the Company and the Guarantor herein contained, as of the date hereof and as of the Closing Date, to the absence from any certificates, opinions, written statements or letters furnished to the Initial Purchasers or to Latham & Watkins ("Initial Purchasers' Counsel") pursuant to this Section 7 of any misstatement or omission, to the performance by each of the Company and the Guarantor of its obligations hereunder, and to the following additional conditions:

     a. At the Closing Date the Initial Purchasers shall have received the opinion (in form and substance satisfactory to the Initial Purchasers and Initial Purchasers' Counsel) of Akin, Gump, Strauss Hauer & Feld, L.L.P., counsel for the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, substantially to the effect set forth in Exhibit C hereto. In providing such opinion, such counsel shall opine as to the federal laws of the United States and the laws of the State of New York.

     b. At the Closing Date the Initial Purchasers shall have received the opinion (in formand substance satisfactory to the Initial Purchasers and Initial Purchasers' Counsel) of Hoffman Sutterfield Ensenat, counsel for the Company and the Guarantor, addressed to the Initial Purchasers and dated the Closing Date, substantially to the effect set forth in Exhibit D hereto. In providing such opinion, such counsel shall opine as to the federal laws of the United States and the laws of the State of Louisiana.

     c. All proceedings taken in connection with the sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Initial Purchasers and to Initial Purchasers' Counsel, and the Initial Purchasers shall have received from said Initial Purchasers' Counsel a favorable opinion, dated the Closing Date with respect to the issuance and sale of the Notes, the Offering Memorandum and such other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to Initial Purchasers' Counsel such documents as they request for the purpose of enabling them to pass upon such matters. At the Closing Date, the Initial Purchasers shall have received from Phelps Dunbar, L.L.P. a favorable opinion dated the Closing Date with respect to the Bossier Riverboat Mortgage (as defined in the Indenture) and the Crescent City Riverboat Mortgage (as defined in the Indenture) and the remaining term of the Company's Louisiana gaming license in the event the voters in the Louisiana Referendum (as defined in the Offering Memorandum) do not approve the continuation of riverboat gaming in Bossier Parish or Caddo Parish, Louisiana.

     d. At the Closing Date the Initial Purchasers shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company and the Guarantor, dated the Closing Date, to the effect that (i) as of the date hereof and as of the Closing Date, the representations and warranties of the Company and the Guarantor set forth in Section 2 hereof are accurate, (ii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed, (iii) subsequent to the respective dates as of which information is given in the Offering Memorandum, the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Change, or any development involving a prospective Material Adverse Change, (iv) each signer of such certificate has examined the Offering Memorandum and that (A) as of the date of such certificate, the Offering Memorandum does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) since the date of the Offering Memorandum no event has occurred as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) no action shall have been taken and, to the best knowledge of each of the Company and the Guarantor, no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, have a Material Adverse Effect; no action, suit or proceeding shall have been commenced and be pending against or affecting or, to the best knowledge of each of the Company and the Guarantor, threatened against, the Company or the Guarantor, before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would result in a Material Adverse Effect; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act shall have been issued.

     e. At the time this Agreement is executed and at the Closing Date, you shall have received a comfort letter from Arthur Andersen, LLP, independent accountants for the Company, dated, respectively, as of the date of this Agreement and as of the Closing Date, addressed to the Initial Purchasers in form and substance satisfactory to the Initial Purchasers.

     f. Prior to the Closing Date, the Company shall have furnished to the Initial Purchasers or the Initial Purchasers' Counsel such further information, certificates and documents as the Initial Purchasers or the Initial Purchasers' Counsel may reasonably request.

     g. At the Closing Date, the Notes shall have been approved for quotation in the PORTAL market.

     h. The Company, to the extent applicable, the Guarantor and each of the other parties thereto shall have executed and delivered the Transaction Documents and the Initial Purchasers shall have received fully executed copies thereof. The Transaction Documents shall be in full force and effect. The Company shall have received the requisite governmental and regulatory approval in connection with each of the Transaction Documents and the transactions contemplated by the Offering Memorandum to be completed on or before the Closing Date.

     i. The Initial Purchasers shall have received (i) certificates of the Secretaries of the Company and the Guarantor, dated the Closing Date and in form and substance satisfactory to the Initial Purchasers, certifying as true, accurate and complete, the by-laws, resolutions with respect to the transactions contemplated herein and incumbency of certain officers; and (ii) certified Certificates or Articles of Incorporation issued as of a recent date by the Secretary of State of the state of incorporation of the Company and the Guarantor; and (iii) appropriate certificates of qualification to do business and of good standing, issued on a recent date by the Secretary of State of each jurisdiction, if any, in which the failure of the Company or the Guarantor, as the case may be, to be qualified to do business would have a Material Adverse Effect.

     j. On the Closing Date, the Initial Purchasers shall have received certificates of solvency, giving effect to the offering of the Series A Notes contemplated hereby, signed by the chief executive officer and chief financial officer of each of the Company and the Guarantor substantially in the form previously approved by the Initial Purchasers.

     k. Counsel for the Initial Purchasers shall have been furnished with such documents as are necessary to confirm that there are no liens against any of the personal or real property of the Company or the Guarantor unless such liens are permitted under the Indenture or have otherwise been approved by the Initial Purchasers.

     1. The Trustee shall have received (i) a certificate of insurance demonstrating insurance coverage of types, in amounts, with insurers and with other terms required by the terms of the Transaction Documents, (ii) executed copies of each UCC-I financing statement signed y t Company and the Guarantor, naming the Trustee as secured party and filed in such jurisdictions as the Initial Purchasers may reasonably require, and (iii) to the extent required by the Transaction Documents, the original stock certificates, promissory notes and other instruments pledged to the Trustee pursuant to the Transaction Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith.

     m. All documents and agreements shall have been filed, and other actions shall have been taken, as may be required to perfect the Security Interests of the Trustee in the Collateral of the Company and the Guarantor, and to accord the Trustee the priorities over other creditors of either the Company or the Guarantor as contemplated by the Offering Memorandum and the Transaction Documents.

     n. The Trustee shall have received irrevocable commitments for title insurance from Louisiana Title Company, in a form and substance reasonably satisfactory to the Initial Purchasers, subject only to Liens permitted under the Indenture.

     If any of the conditions specified in this Section 7 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to the Initial Purchasers' Counsel pursuant to this Section 7 shall not be reasonably satisfactory in form and substance to the Initial Purchasers and to the Initial Purchasers' Counsel, all obligations of the Initial Purchasers hereunder may be canceled by you at, or at any time prior to, the Closing Date. Notice or such cancellation shall be given to the Company in writing, or by telephone, telex or telegraph, confirmed in writing.

8.          INDEMNIFICATION

     a. The Company and the Guarantor, jointly and severally, agree to indemnify and hold harmless each of the Initial Purchasers, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective officers, directors, partners, employees, representatives and agents of any Initial Purchaser or controlling person, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any inaccuracy in the representations and warranties of the Company contained herein or any failure of the Company to perform its obligations hereunder or under applicable law; and will reimburse the Initial Purchasers and each such controlling person for any legal and other expenses as such expenses are reasonably incurred by the Initial Purchasers or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein; and provided, further, that this indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Notes, or any person controlling the Initial Purchasers, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any such amendments or supplements thereto) was not sent or given by or on behalf of the Initial Purchaser to such person at or prior to the written confirmation of the sale of such Notes to such person and if the Offering Memorandum (as so amended or supplemented) would have corrected the defect giving rise to such loss, liability, claim, damage or expense. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including under this Agreement.

     b. The Initial Purchasers agree to indemnify and hold harmless each of the Company, the Guarantor, the officers and the directors of the Company, the Guarantor and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), jointly or severally, to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum or the Preliminary Offering Memorandum, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Initial Purchasers expressly for use therein and will reimburse the Company, the Guarantor, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Notes purchased by the such Initial Purchaser hereunder. This indemnity will be in addition to any liability which the Initial Purchasers may otherwise have, including under this Agreement. The Company and the Guarantor acknowledge that the statements set forth in the first paragraph under the caption "Plan of Distribution" in the Offering Memorandum constitutes the only information furnished in writing by or on behalf of the Initial Purchasers expressly for use in the Offering Memorandum or amendment thereof or supplement thereto, as the case may be.

     c.       Promptly after receipt by an indemnified party, under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party, under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party, promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties) in any of which events such fees and expenses shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (and any local counsel) for all indemnified parties and that all such fees and expenses of counsel shall be reimbursed as
they  are  incurred.    Anything  in  this  subsection  to  the  contrary
notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

9.          CONTRIBUTION

     In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 hereof is for any reason held by a court to be unavailable to any indemnifying party, the Company, the Guarantor and the Initial Purchasers shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons other than the Initial Purchasers, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, officers and managers of the Company) as incurred to which the Company, the Guarantor and one or more of the Initial Purchasers may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company, and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 5 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and each Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as
(x) the total proceeds from the offering (net of selling concessions but before deducting expenses) received by the Company and (y) the selling concessions received by such Initial Purchaser, respectively. The relative fault of the Company and each Initial Purchaser shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation or warranty relates to information supplied by the Company and the Guarantor, on the one hand, or any such Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantor and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Initial Purchaser be liable or responsible for any amount in excess of the selling concession applicable to the Notes purchased by such Initial Purchaser hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was
not  guilty  of  such  fraudulent  misrepresentation.    Notwithstanding  the
provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold hereunder and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 9, each person, if any, who controls any of the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each officer and each manager of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its consent; provided, however, that such consent was not unreasonably withheld.

10.          DEFAULT  BY  THE  INITIAL  PURCHASERS

     If any Initial Purchaser shall fail at the Closing Date to purchase the Notes it is obligated to purchase under this Agreement, then this Agreement shall terminate subject to the provisions of Section 11 hereof. Nothing in this Section shall relieve such defaulting Initial Purchaser from its liability to reimburse the Company for its costs, expenses and damages resulting from such Initial Purchaser's default.

11.          SURVIVAL  OF  REPRESENTATIONS  AND  AGREEMENTS

     All representations and warranties, covenants and agreements of the Initial Purchasers, the Company and the Guarantor contained in this Agreement, including the agreements contained in Section 6, the indemnity agreements contained in Section 8 and the contribution agreements contained in Section 9, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or on behalf of the Company, any of its officers and managers or any controlling person thereof, and shall survive delivery of
and  payment  for  the  Notes  to  and  by  the  Initial  Purchasers.    The
representations contained in Sections 2 and 3(c) and the agreements contained in Sections 6, 8, 9 and 12(c) hereof shall survive the termination of this Agreement, including termination pursuant to Section 10 or 12 hereof.

12.          TERMINATION

     a. The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date, without liability on the Initial Purchasers' part to the Company and the Guarantor, if (i) any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, the United States or international securities markets; (ii) if trading on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or materially limited; (iii) if a banking moratorium has been declared by any United States federal or New York State authority or if any new restriction materially adversely affecting the sale of the Notes shall have become effective; (iv) (A) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States (B) if there shall have been such change in political, financial or economic conditions if the effect of any such event in (A) or (B) in your judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Notes on the terms contemplated by the Offering Memorandum; (v) any condition of the obligations of the Initial Purchasers hereunder as provided in Section 7 is not fulfilled when and as required in any material respect;
(vi) any Material Adverse Change or any development involving a prospective Material Adverse Change shall have occurred since the respective dates as of which information is given in the Offering Memorandum in the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company whether or not arising in the ordinary course of business other than as set forth in the Offering Memorandum; (vii) any downgrading shall have occurred in the rating of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act or any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ruling of any of the debt securities of the Company; (viii) there has been an enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, or (ix) if any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States and would make it impracticable or inadvisable to market the Series A Notes.

24
     b. Any notice of termination pursuant to this Section 12 shall be by telephone, telex, or telegraph, confirmed in writing by letter.

     c. If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to Section 10 hereof), or if the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Guarantor to perform any agreement herein or comply with any provision hereof, the Company or the Guarantor will, subject to demand by you, reimburse the Initial Purchasers for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Initial Purchasers in connection herewith.

13.          NOTICE

     All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered, or telexed or telegraphed and confirmed in writing, to Wasserstein Perella Securities, Inc., 31 West 52nd Street, New York, New York 10019-6163, Attention: Andrew Schupak; if sent to the Company, shall be mailed, delivered, or telegraphed and confirmed in writing to the Company, 711 Casino Magic Drive, Bay St. Louis, Mississippi 39520, Attention:
Chief  Financial  Officer.

14.          Parties

     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Company and the Guarantor and the controlling persons, directors, managers, officers, employees and agents referred to in Section 8 and 9, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Notes from any of the Initial Purchasers.

15.          COUNTERPARTS

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

16.          SEVERABILITY

     Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

17.          GOVERNING  LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of law.


[SIGNATURES  ON  FOLLOWING  PAGE]

25





















     If the foregoing correctly sets forth the understanding between you and the Company and the Guarantor, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

Very  truly  yours,

CASINO  MAGIC  OF  LOUISIANA,  CORP.
By:  /s/  James  E.  Ernst


Name:  James  E.  Ernst
Title:  President,  Casino  Magic  Corp.

JEFFERSON  CASINO  CORPORATION

By:  /s/  James  E.  Ernst



Name:  James  E.  Ernst
Title:  President,  Casino  Magic  Corp.

Accepted  as  of  the  date  first  above  written
WASSERSTEIN  PERELLA  SECURITIES,  INC.
By:  /s/  John  M.  Donovan

JEFFERIES  &  COMPANY,  INC.

By:  /s/  Steve  D.  Croxton



DEUTSCHE  MORGAN  GRENFELL/C.    J.  LAWRENCE  INC.

By:  Harry  C.  Hagerty


                                             SCHEDULE  1


Initial Purchasers                                        Principal Amount

Wasserstein  Perella  Securities,  Inc.                                   $
72,450,000
Jefferies  &  Company, Inc.                                         34,500,000
Deutsche  Morgan  Grenfell/C.    J. Lawrence Inc.
8,050,000
                                             $      115,000,000